Exhibit 10.7

LUFKIN INDUSTRIES, INC.

STOCK OPTION AGREEMENT

Agreement made effective the day of             ,              (the “Grant Date”) between Lufkin Industries, Inc., a Texas corporation (the “Company”), and                      (“Optionee”). Except as otherwise defined herein, capitalized terms shall have the meaning set forth in the Lufkin Industries, Inc. Incentive Stock Compensation Plan 2000 (the “Plan”).

To carry out the purposes of the Plan, to which this Agreement is expressly subject and a copy of which is attached hereto as Exhibit A, by affording Optionee the opportunity to purchase shares of Common Stock, and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

1. Grant of Option. The company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of              shares of Common Stock, on the terms and conditions set forth herein and in the Plan. The Option is not intended to be an “incentive stock option” within the meaning of the Section 422 of the Code.

2. Exercise Price. The exercise price of the Option shall be $ per share.

3. Exercise of Option. (a) Subject to the further provisions of this Agreement, the Option granted pursuant to this Agreement may be exercised only as set forth below:

Exercise Date	Percentage of Option Shares Exercisable
1. Prior to first anniversary of Grant Date	0%
2. After 1, and prior to _____________	25%
3. After 2, and prior to _____________	50%
4. After 3, and prior to _____________	75%
5. After 4, and prior to _____________	100%

The “Percentage of Option Shares Exercisable” shall be determined with reference to the aggregate number of shares of Common Stock subject to the Option as set forth in Section 1 above. The Optionee’s right to exercise the Option in accordance with the foregoing shall accrue only to the extent the Optionee remains in the continuous employment or service of the Company.

(b) Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised by written notice (which complies in all respects with the provisions of this Agreement) and payment of the Option exercise price to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours. The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the committee to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

(c) The vesting and exercisability of the Option shall be subject to acceleration on the terms and conditions stated in Section 8 of the Plan, which relates to a “Change in Control”.

(d) Notwithstanding anything herein to the contrary, in no event shall the Option, or any part thereof, be exercisable after the tenth anniversary of the Grant Date.

4. Payment of Option Exercise Price. Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, by tendering to the Company shares of Common Stock owned by the Optionee having an aggregate Fair Market Value per share as of the date of exercise and tender that is not greater than the full Option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the Optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise). Payment instructions will be received subject to collection.

5. Reload Option. If Optionee shall exercise an Option and make payment of the Option exercise price pursuant to the provisions of Section 4(ii), the Company and Optionee shall enter into a separate stock option agreement granting options to purchase that number of shares tendered to pay the Option exercise price pursuant to Section 4(ii). The exercise price of such Reload Options shall be the Fair Market Value per share of Common Stock on the date of grant and the expiration date shall be the same as the expiration date of the Option exercised for which payment was made in accordance with the provisions of Section 4(ii).

6. Transferability. The Option may be transferred by Optionee to immediate family members, related family trusts, or similar entities for estate planning purposes upon advance notice to and approval by the Committee.

7. Termination of Employment. (a) If the Optionee’s employment with the Company is terminated for reasons other than (i) retirement with the consent of the Company (“retirement”), (ii) permanent disability or (iii) death, the Option shall be exercisable by him, subject to Section 3(d) above, only within three months after such termination and only to the extent the Option was exercisable on the date of termination of employment.

(b) If, however, any termination of employment is due to retirement or permanent disability (as determined by the Committee in its discretion), the Option shall be exercisable by the Optionee in full at any time, subject to Section 3(d) above, after such termination of employment.

(c) If the Optionee shall die while entitled to exercise the Option, the Optionee’s estate, personal representative or beneficiary, as the case may be, shall have the right subject to the provisions of Section 3(d) above, to exercise the Option at any time within 12 months after the date of the Optionee’s death, to the extent that the Optionee was entitled to exercise the same on the day immediately prior to the Optionee’s death.

(d) Except as provided above in this Section 7, to the extent the Option is not exercisable on such termination of employment, the Option, or applicable portion thereof, shall be terminated and forfeited in full.

8. Withholding of Tax. Any cash payment under this Agreement shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment (“Tax Amounts”). Any issuance of Stock pursuant to the exercise of the Option under this Agreement shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee and subject to the terms of the Plan, include allowing the Optionee to tender to the Company shares of Stock owned by Optionee, or to request the Company to withhold a portion of the shares of Stock being acquired pursuant to the exercise or otherwise distributed to Optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all tax amounts in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection.

9. Securities Matters. The Option granted herein shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of purchase of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board or the Committee.

10. Employment Relationship. For purposes of this Agreement, the Optionee shall be considered to be in the employment of the Company as long as the Optionee remains an employee of either the Company, a parent or subsidiary corporation (as defined in Section 425 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new agreement for this Agreement. Any question as to whether and when there has been a termination of such employment, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give the Optionee any right to continued employment or affect in any manner the right of the Company or any parent or subsidiary corporation to terminate the employment of the Optionee.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Texas. In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan. The Committee shall have authority to construe the terms of this Agreement, and the Committee’s determinations shall be final and binding on the Optionee and the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has executed this Agreement as of the day and year first above written.

LUFKIN INDUSTRIES, INC.

By:
Its:	President and CEO

OPTIONEE: